Exhibit 10.22

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Policyholder Name:	Motorola, Inc.

Policy Number:	T5MP-BT-34130

PLAN OF INSURANCE
Revised

Term of Coverage:	January 1, 2004 to January 1, 2005

Aggregate Limit:	None

Eligibility:	Active full-time Employees, working a minimum of 30 hours per week, who are Motorola U.S. Vice Presidents including U.S. based VP Expatriates.

Effective Date of Individual Insurance:

Each eligible person becomes an Insured on the later of:

(a)	January 1, 1999; or

(b)	the date the person becomes eligible to be included within a class of persons eligible for coverage under this policy.

Individual Terminations: Insurance for any Insured shall end on the first of the following dates:

(a)	the date the Insured’s assignment outside the United States or Canada ceases;

(b)	the date the Insured ceases to be eligible;

(c)	the date any premium is due and unpaid, subject to the grace period; or

(d)	the date this policy is terminated.

Notwithstanding anything above to the contrary, Insureds on approved leaves of absence (including disability leaves) will continue to be covered, provided premium payments are also continued.

Change in Coverage: Each Insured is covered under the Insuring and Benefit Provisions applicable to the class in which he or she qualifies:

(a)	beginning on the date the person becomes eligible to be included in the class; and

(b)	ending on the date the person ceases to be eligible to be included in the class.

Benefits:

A. Class	Insuring Provision(s) Applicable	Benefit Provision(s) Applicable
All	5886M Business & Pleasure Coverage	6653M AD & Specific Loss
9051M Permanent Total Disability

B. The amount of benefits for each Benefit Provision shown above is as follows:
Accidental Death & Specific Loss	Rider 6653M
Principal Sum	Two (2) times Insured’s annual salary,* rounded to the next highest $1,000.00 if not an even multiple
Maximum Benefit Amount	$600,000.00
Loss Period	Loss within 365 Days of Injury

* The term “Annual Salary” shall mean the annual base salary including overtime, excluding bonus and commission.

Permanent Total Disability Benefit	Rider 9051M
• For Insureds under age 75 on the date of accident:
Benefit Amount	100% of Insured’s Principal Sum
Loss Period	Within 180 days from date of accident
Benefit Period	One Month (Lump Sum)

• For Insureds whose coverage took effect prior to age 75 and who are between the ages of 75 and79 on the date of accident:
Benefit Amount	1% of Insured’s Principal Sum
Loss Period	Within 180 days from date of accident
Benefit Period	24 Months

• For Insureds whose coverage took effect prior to age 75 and who are 80 years of age or older on the date of accident:
Benefit Amount	1% of Insured’s Principal Sum
Loss Period	Within 180 days from date of accident
Benefit Period	12 Months

• For Insureds whose coverage took effect after age 75 but prior to age 80 and who are between the ages of 75 and 79 on the date of accident:
Benefit Amount	2% of Insured’s Principal Sum
Loss Period	Within 180 days from date of accident
Benefit Period	24 Months

• For Insureds whose coverage took effect after age 75 but prior to age 80 and who are 80 years of age or older on the date of accident:
Benefit Amount	4% of Insured’s Principal Sum
Loss Period	Within 180 days from date of accident
Benefit Period	12 Months

Accidental Death and Specific Loss / Permanent Total Disability Benefits for any Insured age 70 and over shall be payable in accordance with the following schedule:

Age 70 through 74	65% of the original Principal Sum benefit amount
Age 75 through 79	45% of the original Principal Sum benefit amount
Age 80 through 84	30% of the original Principal Sum benefit amount
Age 85 and over	15% of the original Principal Sum benefit amount

Any reductions in Principal Sum amounts shall be effective at the end of the calendar year in which the Insured attains the stated age.

The following riders are attached to and made a part of this policy:
Exposure and Disappearance Rider	6502M
Business Travel War Risk Coverage Rider	9053M
Illinois State Compliance Rider	M20814
Amendment Rider	335MS-NN

•	Notice of Claim section of CLAIMS PROVISIONS

•	Payment of Claims section of CLAIMS PROVISIONS

•	Civil Aircraft section of DEFINITIONS section of Insuring Provision 5886M

•	EXCLUSIONS AND LIMITATIONS section of Insuring Provision 5886M

•	Policyholder Aircraft section in Insuring provision 5886M

•	EXPOSURE AND DISAPPEARANCE Amendment Rider 6502M

•	Business Travel War Risk Coverage Rider 9053M

•	Policy amended to include Conversion Privilege

•	PERMANENT TOTAL DISABILITY Benefit

Premiums:	The monthly premium for each unit of Principal Sum shall be:

$.033 per $1,000.00 Principal Sum

This Plan of Insurance is effective January 1, 2004. It replaces and supersedes any Plan of Insurance previously issued to this Policyholder. The revision made to this Plan of Insurance: Change in Eligibility and Annual Salary definition.

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AMENDMENT RIDER

This rider is attached to and made a part of Policy No. T5MP-BT-34130 and is subject to the provisions and conditions contained therein.

The effective date of this rider is January 1, 2004.

The policy to which this rider is attached is hereby amended as follows:

1.	Within the Part C section of the policy entitled “CLAIMS PROVISIONS,” the first sentence of the paragraph entitled “Notice of Claim” is amended to read as follows:

“Written notice of claim must be given to us within 90 days after loss covered by this policy occurs or starts.”

2.	Within the Part C section of the policy entitled “CLAIMS PROVISIONS,” the second and third paragraphs of the section entitled “Payment of Claims” are deleted in their entirety and are replaced by the following:

“Benefits for loss of life will be paid to the beneficiary the Insured has chosen for this policy. This choice must be in writing and on file with the Policyholder.

If no specific beneficiary has been chosen for this policy, loss of life benefits will be paid to the beneficiary or beneficiaries the Insured has chosen for the group life policy or policies indicated in the Policyholder’s records. In the event there is more than one group life policy applicable with two or more beneficiaries, loss of life benefits for this policy will be apportioned to each beneficiary in the same relationship as the amount for each group life policy beneficiary bears to the total amounts payable for all such group life policies.

If the Insured has not chosen a beneficiary for this policy or the Policyholder’s group life policy or policies, or no beneficiary survives the Insured, loss of life benefits will be paid to the Insured’s estate.”

3.	Part A of the “DEFINITIONS” section of Insuring Provision 5886M is amended as follows:

(a)	items (d) and (e) of the “Civil Aircraft” definition are deleted in their entirety; and

(b)	The definition for “Intoxicated” is deleted in its entirety.

4.	Within Part B of the “EXCLUSIONS AND LIMITATIONS” section of Insuring Provision 5886M, items (b), (f) and (h) are deleted in their entirety.

(continued)

5.	The description of “Policyholder Aircraft” in Insuring Provision 5886M shall be as follows:

“Six (6) Cessna Citation III aircraft, each having 2 crew seats an 8 passenger seats One (1) Gulfstream IV aircraft, having 3 crew seats and 12 passenger seats”

6.	The “Policyholder Aircraft” section of Insuring Provision 5886M is further amended by the addition of the following:

“The premium for the policy applies only to the Aircraft identified in item (5) of this Rider. However, any aircraft newly acquired or leased during the policy term may also be covered, provided you:

(a)	submit to us, within 120 days of the acquisition or lease, any underwriting information that we may need about the aircraft so as to determine the additional premium, if any, for the risks assumed; and

(b)	agree to pay the additional premium.

Coverage shall begin on the date you legally acquired or leased the aircraft. Failure to give notice within the allotted time and payment of additional premium, if any, shall not terminate the automatic coverage for such newly acquired or leased aircraft provided that you furnish a complete and accurate list of all the aircraft you own or lease on no less than an annual basis coinciding with the effective date of the policy. Any benefits payable as the result of this provision are contingent upon premium being paid.”

7.	The Part B – AMENDMENT section of EXPOSURE AND DISAPPEARANCE Amendment Rider 6502M is deleted in its entirety and replaced by the following:

“ An Insured will be presumed to have died due to covered Injuries, if while insurance is in effect he or she suffers covered loss due to exposure to the elements.

An Insured will be presumed to have died if, while insurance is in effect and after the forced landing, stranding, sinking or wrecking of a covered vehicle:

(a)	he or she disappears;

(b)	his or her body is not found within 52 weeks of the accident; and

(c)	a valid death certificate is issued by a court of appropriate jurisdiction.”

8.	The Part B – AMENDMENT section of BUSINESS TRAVEL WAR RISK COVERAGE Amendment Rider 9053M is deleted in its entirety and replaced by the following:

“The Insured is covered for Injuries caused by an act of declared or undeclared war while Traveling on Business for the Policyholder which occur anywhere in the world, except the United States.”

9.	Notwithstanding anything in Rider 9053M or item (8) of this Rider to the contrary, the requirement “while Traveling on Business for the policyholder” is hereby waived.

(continued)

10.	The following provision is added to the policy:

CONVERSION PRIVILEGE

We will offer a converted policy to the Insured if the accidental death and dismemberment insurance under the policy ends for any of the following reasons:

(1)	the Insured’s employment ends; or

(2)	the Insured’s eligibility ends; or

(3)	the policy ends for reasons other than non-payment of premium.

Health: We will not ask the Insured for proof of insurability.

Application: To obtain a converted policy, the Insured must: (1) apply within 31 days after the policy ends, and (2) pay the first premium. If the Insured has assigned ownership of their coverage, the owner must apply for the Insured.

Policy and Benefits: The converted policy will, at our option, be issued on one of Our forms. It will provide accidental death or accidental death & dismemberment benefits. Individual policy requirements and product availability in the state where the Insured resides will determine the form that will be used. Both the coverage and benefit amounts may differ from the Insured’s coverage.

Cost: The Insured’s premium will be based on: (1) the class of risk to which the Insured belongs; (2) the Insured’s age; and (3) the form and amount of coverage issued.

Effective Date: The converted policy will take effect on the date the Insured applies for the converted policy.

Exclusions: The converted policy may exclude the hazards or conditions that apply to the Insured’s coverage at the time it ends.

Renewability: The converted policy may provide that it can be renewed on any anniversary with Our consent subject to a maximum age limit.

11.	Item (c) of the PART B – TERMINATION OF COVERAGE section of PERMANENT TOTAL DISABILITY Benefit 9051M is deleted in its entirety.

MUTUAL OF OMAHA INSURANCE COMPANY

/s/ M. Jane Huerter

Corporate Secretary